As filed with the Securities and Exchange Commission on October 9, 2020 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Soliton, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4729076 (I.R.S. Employer Identification Number)
5304 Ashbrook Drive, Houston, Texas (Address of Principal Executive Offices)	77081 (Zip Code)

Soliton, Inc. 2018 Stock Plan (as amended)
(Full title of the plans)

Lori Bisson, Chief Financial Officer
5304 Ashbrook Drive, Houston, Texas
Houston, Texas 77081
(Name and address of agent for service)

Copies to:
Cavas S. Pavri, Esq.
Schiff Hardin LLP
100 N. 18th, Suite 300
Philadelphia, PA 19103
(202) 724-6847
Facsimile: (202) 778-6460

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

Calculation of Registration Fee
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	750,000	$7.60	$5,700,000	$621.87

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of Soliton, Inc. common stock that may be granted under the Soliton, Inc. 2018 Stock Plan, as amended, to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) The proposed maximum offering price for these shares has been estimated solely for the purpose of calculating the registration fee based in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, upon the price of $7.595 per share, the average of the high and low prices of the registrant’s common stock of as reported on the Nasdaq Stock Market on October 5, 2020.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Soliton, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 750,000 shares of common stock of the Company to be issued pursuant to the Company’s 2018 Stock Plan, as amended (the “Equity Plan”). The contents of the previous Registration Statement on Form S-8 filed by us with the SEC for the Equity Plan on July 12, 2019 (file no. 333-232636), including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a)The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (filed on March 29, 2020);

(b)The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (filed on May 13, 2020) and June 30, 2020 (filed on August 11, 2020);

(c)The Company’s Current Reports on Form 8-K filed on March 11, 2020, April 1, 2020, June 15, 2020; June 22, 2020; and June 29, 2020;

(d)The Company’s Definitive Proxy Statement on Schedule 14A filed on May 20, 2020

(e)The description of our common stock, par value $0.001 per share contained in our Registration Statement on Form 8-A/A, dated and filed with the SEC on February 15, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                    Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Soliton, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed February 22, 2019)
4.2	Amended and Restated Bylaws of Soliton, Inc. (incorporated by reference to Exhibit 2.2 to the Registrant’s Form 1-A, file number 024-10854)
4.3	Form of Common Stock Certificate (incorporated by reference to exhibit 4.1 of the Form 10-K filed March 29, 2019)
4.4	2018 Stock Plan of Soliton, Inc., as amended, and forms of award agreements thereunder (incorporated by reference to Exhibit 99.1 to the Registrant’s Form S-8, file number 333-232636)
5#	Opinion of Schiff Hardin LLP
23.1#	Consent of Dixon Hughes Goodman LLP
23.2#	Consent of Marcum LLP
23.3#	Consent of Schiff Hardin LLP (included in Exhibit 5)
24	Power of Attorney (included in the signature pages of this Registration Statement)

#    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on October 9, 2020.

SOLITON, INC.

Date: October 9, 2020	By:	/s/ CHRISTOPHER CAPELLI
Christopher Capelli Chief Executive Officer, President and Director (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christopher Capelli or Lori Bisson, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Date: October 9, 2020	By:	/s/ CHRISTOPHER CAPELLI
Christopher Capelli Chief Executive Officer, President and Director (Principal Executive Officer)

Date: October 9, 2020		/s/ LORI BISSON
Lori Bisson Chief Financial Officer (Principal Financial and Accounting Officer)

Date: October 9, 2020		/s/ WALTER KLEMP
Walter Klemp Executive Chairman of the Board Director

Date: October 9, 2020		/s/ JONATHAN FOSTER
Jonathan Foster Director

Date: October 9, 2020		/s/ DANIKA HARRISON
Danika Harrison Director

Date: October 9, 2020		/s/ BRAD HAUSER
Brad Hauser Director